Exhibit 99.1
FOR IMMEDIATE RELEASE
Symbotic Reports Fourth Quarter and Fiscal Year 2024 Results

Wilmington, Massachusetts (November 18, 2024) -- Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, announced financial results for its fourth fiscal quarter and fiscal year ended September 28, 2024. Symbotic posted revenue of $577 million, net income of $28 million and adjusted EBITDA1 of $55 million for the fourth quarter of fiscal 2024. In the same quarter of fiscal 2023, Symbotic had revenue of $392 million, a net loss of $45 million and adjusted EBITDA1 of $13 million. Cash, cash equivalents and marketable securities on hand decreased by $143 million from the prior quarter to $727 million at the end of the fourth quarter.
For the full fiscal year 2024, Symbotic reported revenue of $1,822 million, reflecting 55% growth year over year, a net loss of $51 million, and adjusted EBITDA1 of $96 million.
“I’m pleased with our performance this year, as our focus on innovation and customer success has delivered robust growth. This year’s results, driven by the hard work and dedication of our team, underscore the strength of our long-term strategy and commitment to driving sustainable, long-term growth for our customers, shareholders, and employees,” said Rick Cohen, Chairman and Chief Executive Officer of Symbotic. “We look forward to building on this momentum and continuing to deliver exceptional results and value for our stakeholders in the year ahead.”
“We are pleased to finish the fiscal year with another quarter of strong revenue growth, along with a recovery in our gross margin to historical levels,” said Symbotic Chief Financial Officer, Carol Hibbard. “Looking forward to the fiscal first quarter of 2025, we expect continued strong topline growth with stable gross margins, along with targeted investments to capture an expanding set of opportunities.”
OUTLOOK
For the first quarter of fiscal 2025, Symbotic expects revenue of $495 million to $515 million, and adjusted EBITDA2 of $27 million to $31 million.
RESTATEMENT OF INTERIM FISCAL 2024 FINANCIAL RESULTS
We have restated our financial statements for the quarters within fiscal year 2024 with respect to our accounting of goods and services received. As we were reviewing our business processes and preparing our full year financial statements, we identified occurrences during fiscal year 2024 where goods and services, primarily relating to specific milestone achievements, were expensed prior to the time that the corresponding milestones were achieved. This resulted in the acceleration of the recognition of cost of revenue. Given that we recognize revenue on a percentage of completion basis, this resulted in the acceleration of recognition of revenue. The quarterly statements of operations and statements of cash flows numbers included in this earnings press release have been restated to record cost of revenue and revenue in the periods in which the milestones were achieved, and the comparisons presented are based on the restated amounts. Given that this first occurred in fiscal year
1 Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-GAAP financial measure as defined below under “Use of Non-GAAP Financial Information.” See the tables below for reconciliations to net loss, the most comparable GAAP measure.
2 Symbotic is not providing guidance for net loss, which is the most comparable GAAP financial measure to adjusted EBITDA, because information reconciling forward-looking adjusted EBITDA to net loss is unavailable to it without unreasonable effort. Symbotic is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Symbotic’s control and/or cannot be reasonably predicted, such as the provision for stock-based compensation.

2024 and we identified this matter in preparing the fiscal year 2024 financial statements, these represent timing differences between quarters with no impact to full-year fiscal year 2024 results. In connection with our decision to restate the previously reported quarters, we also recorded other individually insignificant items affecting fiscal 2024 that were also timing related.
As a result of the restatement of the financial results for the previously reported quarters, we will be filing amendments to Form 10-Qs for fiscal year 2024 to reflect the amounts that are included in this earnings press release. Our Form 8-K with respect to this matter will indicate that our financial statements for those periods should no longer be relied upon. We are not restating any other previously issued financial statements in connection with these matters.
We plan to timely file our Form 10-K next week and that filing will include our evaluation of the effectiveness of our internal control over financial reporting as of the end of the 2024 fiscal year. We expect to complete that evaluation over the next week.
A summary of our restated amounts for each of the quarters of fiscal year 2024 is included in this release. In addition, we are posting on our investor relations website a supplemental presentation that details the variances between the previously reported fiscal 2024 quarterly amounts and the restated amounts, which will also be filed as an exhibit to our Form 8-K with respect to this matter.
WEBCAST INFORMATION
Symbotic will host a webcast today at 5:00 pm ET to discuss its fourth quarter and fiscal 2024 results. The webcast link is: https://edge.media-server.com/mmc/go/Symbotic-Q4-2024.
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ABOUT SYMBOTIC
Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today's complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.
USE OF NON-GAAP FINANCIAL INFORMATION
Symbotic reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release contains financial measures that are not recognized under U.S. GAAP (“non-GAAP financial measures”), including adjusted EBITDA, adjusted gross profit, adjusted gross profit margin, and free cash flow. These non-GAAP financial measures have limitations as an analytical tool as they do not have a standardized meaning prescribed by U.S. GAAP. The non-GAAP financial measures Symbotic uses may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies and, therefore, are unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP financial measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP financial measures should not be considered a substitute for, in isolation from, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP financial measures presented in this press release are reconciled to their closest reported U.S. GAAP financial measures. Symbotic recommends that investors review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate its business.
Symbotic defines adjusted EBITDA, a non-GAAP financial measure, as GAAP net income or loss excluding the following items: interest income; income taxes; depreciation and amortization; stock-based compensation; business combination transaction expenses; CEO transition charges; joint venture formation fees; restructuring charges; equity financing transaction costs; equity method investment; and other non-recurring items that may arise from time to time. Symbotic defines adjusted gross profit, a non-GAAP financial measure, as GAAP gross profit excluding the following items: depreciation; stock-based compensation; and restructuring charges. Symbotic defines adjusted gross profit margin, a non-GAAP financial measure, as adjusted gross profit divided by revenue. Symbotic defines free cash flow, a non-GAAP financial measure, as net cash provided by or used in operating activities less purchases of property and equipment and capitalization of internal use software development costs. In addition to Symbotic’s financial results determined in accordance with U.S. GAAP, Symbotic believes that adjusted EBITDA, adjusted gross profit, adjusted gross profit margin, and free cash flow non-GAAP financial measures, are useful in evaluating the performance of Symbotic’s business because they highlight trends in its core business.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Symbotic’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, backlog or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements include, but are not limited to, statements about the ability of or expectations regarding Symbotic to:
•meet the technical requirements of existing or future supply agreements with its customers, including with respect to existing backlog;
•expand its target customer base and maintain its existing customer base;
•realize the benefits expected from the GreenBox joint venture; the Commercial Agreement with GreenBox, Symbotic’s July 2024 acquisition of developed technology intangible assets, and the commercial agreements with Walmart de México y Centroamérica;
•realize its outlook, including its system gross margin;
•anticipate industry trends;
•maintain and enhance its system;
•maintain the listing of the Symbotic Class A Common Stock on Nasdaq;
•execute its growth strategy;
•develop, design and sell systems that are differentiated from those of competitors;
•execute its research and development strategy;
•acquire, maintain, protect and enforce intellectual property;
•attract, train and retain effective officers, key employees or directors;
•comply with laws and regulations applicable to its business;
•stay abreast of modified or new laws and regulations applying to its business;
•successfully defend litigation;
•issue equity securities in connection with future transactions;
•meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;
•timely and effectively remediate any material weaknesses in our internal control over financial reporting;
•anticipate rapid technological changes; and
•effectively respond to general economic and business conditions.
Forward-looking statements also include, but are not limited to, statements with respect to:
•the future performance of our business and operations;
•expectations regarding revenues, expenses, adjusted EBITDA and anticipated cash needs;
•expectations regarding cash flow, liquidity and sources of funding;
•expectations regarding capital expenditures;
•the anticipated benefits of Symbotic’s leadership structure;
•the effects of pending and future legislation;
•business disruption;
•disruption to the business due to Symbotic’s dependency on certain customers;
•increasing competition in the warehouse automation industry;
•any delays in the design, production or launch of our systems and products;
•the failure to meet customers’ requirements under existing or future contracts or customer’s expectations as to price or pricing structure;

•any defects in new products or enhancements to existing products;
•the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of our new products and services and any changes in our product mix that shift too far into lower gross margin products; and
•any consequences associated with joint ventures and legislative and regulatory actions and reforms.
Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 11, 2023, and Symbotic’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2023 filed with the SEC on February 8, 2024. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these forward-looking statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Symbotic has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in Symbotic’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the SEC on December 11, 2023, and Symbotic’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2023 filed with the SEC on February 8, 2024, and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to realize the benefits expected from adding to our base of outsourcing partners; risks related to the GreenBox joint venture and the effects of pending and future legislation.
Any financial projections in this press release or discussed in the webcast are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Symbotic’s control. While all projections are necessarily speculative, Symbotic believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Symbotic, or its representatives, considered or considers the projections to be a reliable prediction of future events.
Annualized, projected and estimated numbers are not forecasts and may not reflect actual results.
This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
INVESTOR RELATIONS CONTACT
Charlie Anderson
Vice President, Investor Relations & Corporate Development
ir@symbotic.com
MEDIA INQUIRIES
Kimberly Zminkowski
Director, Marketing
mediainquiry@symbotic.com

Symbotic Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended			Year Ended
(in thousands, except share and per share information)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		As Restated
Revenue:
Systems	$548,649	$466,510	$380,205	$1,739,501	$1,138,059
Software maintenance and support	5,893	3,545	2,135	14,173	6,601
Operation services	22,226	16,198	9,548	68,566	32,231
Total revenue	576,768	486,253	391,888	1,822,240	1,176,891
Cost of revenue:
Systems	442,009	398,761	321,425	1,466,841	940,076
Software maintenance and support	2,748	2,539	1,842	8,949	9,222
Operation services	23,392	14,065	9,832	66,723	37,854
Total cost of revenue	468,149	415,365	333,099	1,542,513	987,152
Gross profit	108,619	70,888	58,789	279,727	189,739
Operating expenses:
Research and development expenses	40,131	44,722	45,791	173,457	195,042
Selling, general, and administrative expenses	45,397	47,871	66,933	188,934	217,927
Total operating expenses	85,528	92,593	112,724	362,391	412,969
Operating income (loss)	23,091	(21,705)	(53,935)	(82,664)	(223,230)
Other income, net	9,416	11,615	3,661	37,042	10,716
Income (loss) before income tax	32,507	(10,090)	(50,274)	(45,622)	(212,514)
Income tax benefit (expense)	(4,194)	(71)	4,859	(4,212)	4,620
Loss from equity method investment	(240)	(537)	—	(777)	—
Net income (loss)	28,073	(10,698)	(45,415)	(50,611)	(207,894)
Net income (loss) attributable to noncontrolling interests	23,080	(8,824)	(39,207)	(43,035)	(184,028)
Net income (loss) attributable to common stockholders	$4,993	$(1,874)	$(6,208)	$(7,576)	$(23,866)

Income (loss) per share of Class A Common Stock:
Basic and Diluted(1)	$0.05	$(0.02)	$(0.08)	$(0.08)	$(0.37)
Weighted-average shares of Class A Common Stock outstanding:
Basic	104,146,479	102,414,284	76,021,439	95,697,368	64,338,580
Diluted (2)	108,646,977	n/a	n/a	n/a	n/a
(1) For the three months ended September 28, 2024, basic and diluted EPS were calculated as the same value and as such presented on the same line.
(2) Periods in which the Company was in a net loss position diluted weighted-average shares of Class A Common Stock outstanding is the same as basic and as such indicated with “n/a”.

Symbotic Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
The following table reconciles GAAP net loss to Adjusted EBITDA:

	Three Months Ended			Year Ended
(in thousands)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		As Restated
Net income (loss)	$28,073	$(10,698)	$(45,415)	$(50,611)	$(207,894)
Interest income	(9,354)	(11,610)	(4,192)	(36,907)	(11,391)
Income tax (benefit) expense	4,194	71	(4,858)	4,212	(4,619)
Depreciation and amortization	5,781	10,032	4,479	20,845	9,475
Stock-based compensation	26,100	30,320	33,876	120,608	157,023
Business Combination transaction expenses	324	—	—	324	—
Joint venture formation fees	—	—	14,900	1,089	14,900
CEO transition charges	—	—	—	—	2,026
Restructuring charges	(775)	—	14,526	33,431	22,899
Equity financing transaction costs	—	—	—	1,985	—
Equity method investment	240	537	—	777	—
Adjusted EBITDA	$54,583	$18,652	$13,316	$95,753	$(17,581)
The following table reconciles GAAP gross profit to Adjusted gross profit:

	Three Months Ended			Year Ended
(in thousands)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		As Restated
Gross profit	$108,619	$70,888	$58,789	$279,727	$189,739
Depreciation	2,208	5,359	86	7,747	639
Stock-based compensation	3,260	3,807	1,317	15,654	6,212
Restructuring charges	(775)	—	14,526	33,431	19,766
Adjusted gross profit	$113,312	$80,054	$74,718	$336,559	$216,356

Gross profit margin	18.8%	14.6%	15.0%	15.4%	16.1%
Adjusted gross profit margin	19.6%	16.5%	19.1%	18.5%	18.4%

The following table reconciles GAAP net cash provided by (used in) operating activities to Free cash flow:

	Three Months Ended			Year Ended
(in thousands)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		As Restated
Net cash provided by (used in) operating activities	$(99,380)	$50,382	$44,528	$(58,077)	$230,794
Purchases of property and equipment	(20,730)	(16,846)	4,675	(42,237)	(15,688)
Capitalization of internal use software development costs	(637)	(297)	(5,638)	(2,137)	(5,638)
Free cash flow	$(120,747)	$33,239	$43,565	$(102,451)	$209,468

Symbotic Inc. and Subsidiaries
Supplemental Common Share Information
Total Common Shares issued and outstanding:

	September 28, 2024	September 30, 2023
Class A Common Shares issued and outstanding	104,689,377	82,112,881
Class V-1 Common Shares issued and outstanding	76,965,386	66,931,097
Class V-3 Common Shares issued and outstanding	404,309,196	407,528,941
	585,963,959	556,572,919

Symbotic Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 28, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$727,310	$258,770
Marketable securities	—	286,736
Accounts receivable	201,548	69,206
Unbilled accounts receivable	252,294	121,149
Inventories	106,136	136,121
Deferred expenses	1,058	34,577
Prepaid expenses and other current assets	101,252	85,236
Total current assets	1,389,598	991,795
Property and equipment, net	97,109	34,507
Intangible assets, net	3,664	217
Equity method investment	81,289	—
Other assets	40,953	24,191
Total assets	$1,612,613	$1,050,710
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$175,188	$109,918
Accrued expenses and other current liabilities	165,644	128,314
Deferred revenue	676,314	787,227
Total current liabilities	1,017,146	1,025,459
Deferred revenue	129,233	—
Other liabilities	42,043	27,967
Total liabilities	1,188,422	1,053,426
Commitments and contingencies	—	—
Equity:
Class A Common Stock, 3,000,000,000 shares authorized, 104,689,377 and 82,112,881 shares issued and outstanding at September 28, 2024 and September 30, 2023, respectively	13	8
Class V-1 Common Stock, 1,000,000,000 shares authorized, 76,965,386 and 66,931,097 shares issued and outstanding at September 28, 2024 and September 28, 2023, respectively	7	7
Class V-3 Common Stock, 450,000,000 shares authorized, 404,309,196 and 407,528,941 shares issued and outstanding at September 28, 2024 and September 30, 2023, respectively	40	41
Additional paid-in capital - warrants	—	58,126
Additional paid-in capital	1,523,692	1,254,022
Accumulated deficit	(1,318,011)	(1,310,435)
Accumulated other comprehensive loss	(2,594)	(1,687)
Total stockholders' equity	203,147	82
Noncontrolling interest	221,044	(2,798)
Total equity	424,191	(2,716)
Total liabilities and equity	$1,612,613	$1,050,710

Symbotic Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
(in thousands)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
		As Restated
Cash flows from operating activities:
Net loss	$28,073	$(10,698)	$(45,415)	$(50,611)	$(207,894)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,432	10,695	4,705	23,480	11,311
Foreign currency (gains) losses, net	—	—	(69)	(8)	(3)
Loss on disposal of assets	337	—	2,791	337	2,914
(Gain) on investments	—	(1,340)	—	(10,084)	—
Provision for excess and obsolete inventory	(775)	(171)	16,116	33,330	22,276
Deferred taxes, net	3,917	—	(4,620)	3,917	(4,620)
Stock-based compensation	25,350	29,332	32,465	112,208	154,227
Changes in operating assets and liabilities:
Accounts receivable	(101,010)	27,166	4,483	(132,305)	(65,817)
Inventories	30,202	(12,179)	14,401	103	(66,380)
Prepaid expenses and other current assets	(127,091)	29,353	(78,485)	(146,111)	(78,906)
Deferred expenses	5,690	(5,580)	7,700	(4,936)	(5,428)
Other assets	(3,848)	1,051	(12,691)	(8,263)	(18,635)
Accounts payable	47,483	(5,555)	35,559	65,270	41,415
Accrued expenses and other current liabilities	(10,125)	50,477	44,699	38,467	64,743
Deferred revenue	6,309	(60,635)	12,158	18,318	361,518
Other liabilities	(10,324)	(1,534)	10,731	(1,189)	20,073
Net cash provided by (used in) operating activities	(99,380)	50,382	44,528	(58,077)	230,794
Cash flows from investing activities:
Purchases of property and equipment and capitalization of software development costs	(21,367)	(17,143)	(963)	(44,374)	(21,326)
Proceeds from sale of assets	—	—	71	—	71
Proceeds from maturities of marketable securities	—	50,000	80,000	340,000	130,000
Purchases of marketable securities	—	—	(107,112)	(48,660)	(408,209)
Acquisitions of strategic investments	(23,996)	(66,489)	—	(90,485)	—
Net cash used in investing activities	(45,363)	(33,632)	(28,004)	156,481	(299,464)
Cash flows from financing activities:
Payment for taxes related to net share settlement of stock-based compensation awards	—	—	(14,961)	(3,181)	(26,674)
Net proceeds from issuance of common stock under employee stock purchase plan	2,309	—	1,586	5,743	2,573
Proceeds from issuance of Class A Common Stock	—	—	—	257,985	—
Distributions to Symbotic Holdings LLC partners	(561)	(47,654)	—	(48,215)	—
Proceeds from exercise of warrants	—	—	—	158,704	—

Net cash provided by (used in) financing activities	1,748	(47,654)	(13,375)	371,036	(24,101)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	17	(6)	139	(4)	232
Net increase (decrease) in cash, cash equivalents, and restricted cash	(142,978)	(30,910)	3,288	469,436	(92,539)
Cash, cash equivalents, and restricted cash - beginning of period	873,332	904,242	257,630	260,918	353,457
Cash, cash equivalents, and restricted cash - end of period	$730,354	$873,332	$260,918	$730,354	$260,918

	Three Months Ended			Year Ended
(in thousands)	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$727,310	$870,469	$258,770	$727,310	$258,770
Restricted cash	3,044	2,863	2,148	3,044	2,148
Cash, cash equivalents, and restricted cash	$730,354	$873,332	$260,918	$730,354	$260,918

Symbotic Inc. and Subsidiaries
Restated Table

The following table presents a summary of the restated amounts in the condensed consolidated financial statements, including the restated amounts in the condensed consolidated statements of operations and non-GAAP financial measures.

	Three Months Ended				Year Ended
(in thousands, except per share information)	December 30, 2023	March 30, 2024	June 29, 2024	September 28, 2024	September 28, 2024
	As Restated	As Restated	As Restated
Revenue:
Systems	347,705	376,637	466,510	548,649	1,739,501
Total revenue	359,943	399,276	486,253	576,768	1,822,240

Cost of revenue:
Systems	283,946	342,125	398,761	442,009	1,466,841
Total cost of revenue	295,886	363,113	415,365	468,149	1,542,513
Gross profit	64,057	36,163	70,888	108,619	279,727

Operating income (loss)	(25,099)	(58,951)	(21,705)	23,091	(82,664)
Income (loss) before income tax	(18,900)	(49,139)	(10,090)	32,507	(45,622)
Income tax benefit (expense)	(172)	225	(71)	(4,194)	(4,212)

Net income (loss)	(19,072)	(48,914)	(10,698)	28,073	(50,611)
Net income (loss) attributable to noncontrolling interests	(16,236)	(41,055)	(8,824)	23,080	(43,035)
Net income (loss) attributable to common stockholders	(2,836)	(7,859)	(1,874)	4,993	(7,576)

Income (loss) per share of Class A Common Stock:
Basic and Diluted(1)	$(0.03)	$(0.08)	$(0.02)	$0.05	$(0.08)

Adjusted EBITDA	8,067	14,451	18,652	54,583	95,753
Adjusted Gross Profit	67,581	75,613	80,054	113,312	336,559
Adjusted Gross Profit Margin	18.8%	18.9%	16.5%	19.6%	18.5%

(1) For the three months ended September 28, 2024, basic and diluted EPS were calculated as the same value and as such presented on the same line.